                                                                      (h)(6)(i)

                              AMENDED SCHEDULE A

                              with respect to the

                  RESTATED ADMINISTRATIVE SERVICES AGREEMENT

                                    between

                               ING EQUITY TRUST

                                      and

                            ING FUNDS SERVICES, LLC

                                                Administrative Fee
Series                             (as a percentage of average daily net assets)
------                             ---------------------------------------------
ING Principal Protection Fund                          0.10%
ING Principal Protection Fund II                       0.10%
ING Principal Protection Fund III                      0.10%
ING Principal Protection Fund IV                       0.10%
ING Principal Protection Fund V                        0.10%
ING Principal Protection Fund VI                       0.10%
ING Principal Protection Fund VII                      0.10%
ING Principal Protection Fund VIII                     0.10%
ING Principal Protection Fund IX                       0.10%
ING Principal Protection Fund X                        0.10%
ING Principal Protection Fund XI                       0.10%
ING Principal Protection Fund XII                      0.10%
ING Principal Protection Fund XIII                     0.10%
ING Principal Protection Fund XIV                      0.10%